Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar’s Net Sales Increase 17% in First Quarter

Buffalo, New York, May 3, 2012 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three months ended March 31, 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Management Comments

“Gibraltar performed well in the first quarter, starting 2012 with 17% net sales growth despite persistently weak conditions in the construction markets,” said Chairman and Chief Executive Officer Brian Lipke. “Four percentage points of this growth were organic, with the other 13% driven by recent acquisitions. Our profitability benefited from earnings growth across nearly all businesses. However, those gains were more than offset by lower demand from the West Coast residential market affecting our integration of the Award Metals acquisition and an unfavorable comparison to low equity-compensation costs last year. Looking forward, we believe that our ability to drive continued internal growth in a challenging end market environment while also making accretive acquisitions bodes well for Gibraltar’s future earnings growth.”

“We believe that our success in combining non-residential diversification with a stronger presence in repair, remodeling and replacement in the majority of our markets is the key reason why Gibraltar has been able to generate top-line growth during an unprecedented downturn in the housing sector,” said Henning Kornbrekke, President and Chief Operating Officer. “Executing on this strategy through organic growth, acquisitions and divestitures during the past three years, we have expanded our presence in the nonresidential, industrial and infrastructure end markets to 50% of our current total sales from 30% in 2008. In the residential part of our business, the portion related to housing starts is now down to approximately 25%, with the other 75% being driven by home repair and remodeling activity.”

“We continued our operational improvement initiatives in the first quarter,” Kornbrekke said. “Driven by a strong ongoing commitment to lean initiatives, cost reduction and facilities consolidation, we continued to make progress toward our goal of delivering outstanding customer service while positioning Gibraltar as the low-cost global supplier in its markets. We continued to maintain low levels of working capital while improving our management of commodity costs. Initiatives in these areas during the past three years have enhanced both the operating leverage in our business model as well as the Company’s financial performance.”

Financial Results

Gibraltar’s net sales for the first quarter of 2012 increased 17% to $192.2 million, from $163.6 million for the first quarter of 2011. First-quarter 2012 adjusted net income was $2.6 million, or $0.09 per diluted-share, compared with $3.2 million, or $0.11 per diluted-share, in the first quarter of 2011. First-quarter 2012 adjusted results exclude after-tax special charges of $1.2 million, or $0.04 per diluted-share, resulting from acquisition-related costs and exit activity costs related to business restructuring. Adjusted net income for the first quarter of 2011 excluded after-tax special charges totaling $1.8 million, or $0.06 per diluted-share, primarily consisting of exit activity costs, acquisition costs and equity compensation surrendered by CEO Brian Lipke. Adjusting for these items, Gibraltar’s GAAP net income for both the first quarter of 2012 and 2011 was $1.4 million, or $0.05 per diluted-share.

Adjusted gross margin for the first quarter of 2012 of 19.4%, improved 50 basis points from the first quarter of 2011. Positive gross margin impacts of higher efficiencies and favorable product mix were partially offset by lower leverage related to decreased order volume from West Coast residential markets and costs related to acquisition integration in the West Coast region. Adjusted selling, general and administrative expense was $28.4 million for the first quarter of 2012, compared with $21.5 million a year earlier, primarily reflecting recent acquisitions and a favorable equity compensation benefit in the first quarter of 2011. The increase in accrued equity compensation expense this quarter compared to the accrued benefit in the first quarter last year resulted in a pre-tax change of $3.0 million, or $0.06 per diluted-share.

Liquidity and Capital Resources

•	Gibraltar’s liquidity increased again to $176 million as of March 31, 2012, including cash on hand of $35 million and availability under the Company’s revolving credit facility.

•

Working capital management continued to be effective, as days of net working capital, which consists of accounts receivable, inventory and accounts payable, were 66 for the first quarter of 2012, compared with 56 days for the first quarter a year earlier. The rise in working capital days primarily reflects a longer cash conversion cycle for the two businesses acquired in the second quarter of 2011.

Outlook

“Our strategy since the beginning of the housing downturn has been to control as much of our own destiny as we can by reducing our cost structure and diversifying our business into higher margin-generating areas of activity with improved short and long term growth potential,” said Lipke. “Since late in 2007 we have essentially reconfigured the entire business and reduced our annual operating expenses by $60 million. We have improved our effectiveness in raw material management, while reducing our working capital by nearly half. Our operating footprint has been scaled down from 76 to 40 facilities, yet we still have manufacturing capacity in place and available to support future growth in sales to approximately $1.4 billion, based on our current capacity utilization of approximately 60%. At the same time, we have significantly accelerated our organic sales growth by expanding Gibraltar’s presence and product lines in nonresidential markets across the country.”

“We have also made progress in strengthening Gibraltar’s balance sheet,” Lipke said. “By paying off our bank debt we have reduced our net debt from $450 million over four years ago to $172 million at the end of March, significantly enhancing our liquidity. This has enabled us to supplement the Company’s organic growth with accretive acquisitions. The D.S. Brown and Pacific Award Metals businesses we acquired in 2011 made the contributions we expected to Gibraltar’s first-quarter growth, operating characteristics, product mix and profitability, and we continued to expand our pipeline of potential future acquisitions. Our strong sales growth in Q1, albeit with a slower start in earnings, bolsters our confidence in our expectation of reporting year-over-year improvement in Gibraltar’s financial results for 2012.”

First-Quarter Conference Call Details

Gibraltar has scheduled a conference call today to review its results for the first quarter of 2012, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold the #1 or #2 positions in their markets, and serves customers across the U.S. and throughout the world from 40 facilities in 20 states, 4 provinces in Canada, England and Germany. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and surrendered equity compensation. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three and six month periods ending June 30, 2012, on August 2, 2012, and hold its earnings conference later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$192,171	$163,563
Cost of sales	156,690	133,518

Gross profit	35,481	30,045
Selling, general, and administrative expense	28,458	22,823

Income from operations	7,023	7,222
Interest expense	4,674	4,454
Other income	(31)	(23)

Income before taxes	2,380	2,791
Provision for income taxes	931	1,350

Income from continuing operations	1,449	1,441
Discontinued operations:
(Loss) income before taxes	(137)	12,946
(Benefit of) provision for income taxes	(50)	5,978

(Loss) income from discontinued operations	(87)	6,968

Net income	$1,362	$8,409

Net income per share – Basic:
Income from continuing operations	$0.05	$0.05
(Loss) income from discontinued operations	(0.01)	0.23

Net income	$0.04	$0.28

Weighted average shares outstanding – Basic	30,718	30,425

Net income per share – Diluted:
Income from continuing operations	$0.05	$0.05
(Loss) income from discontinued operations	(0.01)	0.22

Net income	$0.04	$0.27

Weighted average shares outstanding – Diluted	30,851	30,594

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$35,327	$54,117
Accounts receivable, net of reserve	105,783	90,595
Inventories	119,656	109,270
Other current assets	12,627	14,872

Total current assets	273,393	268,854
Property, plant, and equipment, net	150,185	151,974
Goodwill	349,136	348,326
Acquired intangibles	94,174	95,265
Other assets	7,290	7,636

Total Assets	$874,178	$872,055

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$79,124	$67,320
Accrued expenses	43,624	60,687
Current maturities of long-term debt	416	417

Total current liabilities	123,164	128,424
Long-term debt	206,837	206,746
Deferred income taxes	55,914	55,801
Other non-current liabilities	24,472	21,148
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 30,879 and 30,702 shares issued in 2012 and 2011	309	307
Additional paid-in capital	238,099	236,673
Retained earnings	230,799	229,437
Accumulated other comprehensive loss	(1,397)	(3,350)
Cost of 343 and 281 common shares held in treasury in 2012 and 2011	(4,019)	(3,131)

Total shareholders’ equity	463,791	459,936

Total liabilities & shareholders’ equity	$874,178	$872,055

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash Flows from Operating Activities
Net income	$1,362	$8,409
(Loss) income from discontinued operations	(87)	6,968

Income from continuing operations	1,449	1,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,563	5,891
Stock compensation expense	1,330	2,276
Non-cash charges to interest expense	393	564
Other non-cash adjustments	277	537
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(15,131)	(24,132)
Inventories	(7,964)	(13,847)
Other current assets and other assets	2,057	7,714
Accounts payable	12,014	14,577
Accrued expenses and other non-current liabilities	(14,037)	(4,445)

Net cash used in operating activities of continuing operations	(13,049)	(9,424)
Net cash used in operating activities of discontinued operations	(31)	(3,086)

Net cash used in operating activities	(13,080)	(12,510)

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(2,743)	(1,785)
Cash paid for acquisitions, net of cash received	(2,705)	—
Purchase of other investment	—	(250)
Net proceeds from sale of businesses	—	58,000
Net proceeds from sale of property and equipment	8	463

Net cash (used in) provided by investing activities	(5,440)	56,428

Cash Flows from Financing Activities
Purchase of treasury stock at market prices	(888)	(730)
Long-term debt payments	(2)	—
Excess tax benefit from stock compensation	98	—
Net proceeds from issuance of common stock	—	10

Net cash used in financing activities	(792)	(720)

Effect of exchange rate changes on cash	522	440

Net (decrease) increase in cash and cash equivalents	(18,790)	43,638
Cash and cash equivalents at beginning of year	54,117	60,866

Cash and cash equivalents at end of period	$35,327	$104,504

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$192,171	$—	$—	$192,171
Cost of sales	156,690	(60)	(1,766)	154,864

Gross profit	35,481	60	1,766	37,307
Selling, general, and administrative expense	28,458	(80)	(14)	28,364

Income from operations	7,023	140	1,780	8,943
Operating margin	3.7%	0.1%	0.9%	4.7%
Interest expense	4,674	—	—	4,674
Other income	(31)	—	—	(31)

Income before income taxes	2,380	140	1,780	4,300
Provision for income taxes	931	15	709	1,655

Income from continuing operations	$1,449	$125	$1,071	$2,645

Income from continuing operations per share – diluted	$0.05	$0.01	$0.03	$0.09

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Exit Activity Costs	Surrendered Equity Compensation	Adjusted Statement of Operations
Net sales	$163,563	$—	$—	$—	$163,563
Cost of sales	133,518	—	(858)	—	132,660

Gross profit	30,045	—	858	—	30,903
Selling, general, and administrative expense	22,823	(390)	(10)	(885)	21,538

Income from operations	7,222	390	868	885	9,365
Operating margin	4.4%	0.2%	0.6%	0.5%	5.7%
Interest expense	4,454	—	—	—	4,454
Other income	(23)	—	—	—	(23)

Income before income taxes	2,791	390	868	885	4,934
Provision for income taxes	1,350	—	348	—	1,698

Income from continuing operations	$1,441	$390	$520	$885	$3,236

Income from continuing operations per share – diluted	$0.05	$0.01	$0.02	$0.03	$0.11

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2011
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$174,141	$—	$—	$174,141
Cost of sales	147,462	(2,219)	—	145,243

Gross profit	26,679	2,219	—	28,898
Selling, general, and administrative expense	33,494	(105)	(216)	33,173

Loss from operations	(6,815)	2,324	216	(4,275)
Operating margin	(3.9)%	1.3%	0.1%	(2.5)%
Interest expense	5,042	—	—	5,042
Other income	(44)	—	—	(44)

Loss before income taxes	(11,813)	2,324	216	(9,273)
Benefit of income taxes	(4,959)	757	—	(4,202)

Loss from continuing operations	$(6,854)	$1,567	$216	$(5,071)

Loss from continuing operations per share – diluted	$(0.22)	$0.05	$0.00	$(0.17)